                                                                    EXHIBIT 17.1

                                   RESIGNATION

     I, Paul  Pedersen,  hereby resign from all  executive  officer and director positions that I hold with University Girls Calendar, Ltd. and any of its direct or indirect subsidiaries effective immediately.

                                            /s/ Paul Pedersen
                                            ------------------------------------
                                            Paul Pedersen

Dated: January 12, 2007